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                                FORM OF OPINION


                                      DRAFT


                        [William G. von Glahn letterhead]

                                  [Date], 1999


Williams Communications Group, Inc.
One Williams Center
Tulsa, Oklahoma  74172

Ladies and Gentlemen:

         I am Senior Vice President - Law for Williams Communications Group, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of an aggregate of up to shares (the "Shares") of the Company's Class A Common Stock, par value $ .01 per share (the "Common Stock"), with the associated Preferred Stock Purchase Rights of the Company (the "Rights," and, unless the context otherwise requires, such term shall be deemed to be included in all references to "Common Stock") issuable pursuant to a Rights Agreement, dated as of _______, 1999, between the Company and The Bank of New York, as Rights Agent, in the form as filed as an exhibit to the Registration Statement on Form S-1 referenced below (the "Rights Agreement"). This opinion is being delivered in connection with the registration under the Securities Act of the Shares (the "Registered Shares") in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following: (i) the Registration Statement on Form S-1 (File No. 333-76007) relating to the Registered Shares, as filed with the Securities and Exchange Commission (the "Commission") on April 9, 1999 under the Securities Act as amended on May 28, 1999, July 3, 1999, July 13, 1999, July 15, 1999, July 29, 1999, August 18, 1999, September 2, 1999 and the
date of this opinion (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) specimen certificates evidencing the Common Stock; (iii) the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to the date hereof; (iv) the form of the Rights Agreement; and (v) the Underwriting Agreement to be entered into among the Company and certain underwriters in respect of the Registered Shares in the form filed as an exhibit to the Registration Statement (the "Underwriting Agreement"); and (vi) resolutions adopted by the Board of Directors of the Company (the "Board") on April 6, 1999 by



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Williams Communications Group, Inc.
[Date], 1999
Page 2


unanimous written consent relating, among other things, to the issuance of the Registered Shares. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. I have assumed that the Underwriting Agreement and the Rights Agreement, in each case in the forms that I have reviewed, will be executed on behalf of the Company by one or more duly authorized officers of the Company and by the other parties thereto by their duly authorized representatives. I have also assumed that the certificates representing the Registered Shares have been or will be signed by facsimile or otherwise by one or more authorized officers of the Company and authorized representations of the transfer agent, and registered by the registrar, and conform and will conform to the specimen thereof examined by me. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bar in the State of Oklahoma, the jurisdiction in which the Company has its principal place of business, and I express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent specifically set forth herein.

         Based upon and subject to the foregoing, and having regard to the legal considerations as I have deemed relevant, I am of the opinion that, assuming that the Registration Statement has become effective under the Securities Act and that the Special Committee designated by the Board for such purpose will have properly taken the required actions in connection with the issuance and sale of the Registered Shares, the issuance of the Registered Shares has been duly and validly authorized by the Company and, when issued in accordance with the terms of the Underwriting Agreement and the Rights Agreement and as set forth in the Registration Statement, the Registered Shares will then have been validly issued, fully paid and nonassessable.

         This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

         I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the




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Williams Communications Group, Inc.
[Date], 1999
Page 3




Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act of rules and regulations of the Commission thereunder.

Very truly yours,



------------------------
William G. von Glahn
Senior Vice President and
General Counsel